NEWS FOR IMMEDIATE RELEASE

Exhibit 99.1

PURSUIT Reports 2024 FOURTH Quarter AND FULL YEAR Results

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Completed transformation into pure-play Pursuit with sale of GES
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Transaction eliminated high-cost debt and established substantial liquidity to support the acceleration of Refresh, Build, Buy growth strategy
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Delivered solid fourth quarter and full year 2024 performance
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Guiding for strong growth in 2025

DENVER, March 11, 2025 -- Pursuit Attractions and Hospitality, Inc. (“Pursuit”) (NYSE: PRSU) today reported results for the 2024 fourth quarter and full year, and provided guidance for the 2025 full year.

David Barry, Pursuit’s President and Chief Executive Officer, commented, “2024 was a pivotal year for Pursuit, as we delivered strong operational and financial results and took actions to position the Company for long-term success. The strategic sale of GES enabled us to reset our balance sheet, yielding nearly $40 million in annual cash savings and bolstering our investment capacity. With approximately zero net leverage and a new undrawn revolver, our balance sheet is now optimized to accelerate our proven Refresh, Build, Buy growth strategy. Our team demonstrated outstanding operational execution in 2024, including opening a new world-class Flyover attraction and expanding the experience at Sky Lagoon, completing three strategic tuck-in acquisitions, responding to the Jasper wildfire, and delivering solid financial performance."

Barry continued, "This is an exciting time for our company, team members, and shareholders. We are entering 2025 in a position of strength with the expected return of leisure travel to Jasper, our unrelenting focus on delivering exceptional guest experiences, and a strong balance sheet to fund high-return growth investments. For 2025, we expect to deliver double digit year-over-year revenue and adjusted EBITDA growth."

GES Transaction and Discontinued Operations Presentation

On December 31, 2024, we completed the sale of our GES business to Truelink Capital for $535 million and relaunched as Pursuit, a standalone pure-play attractions and hospitality company. The total GES purchase price of $535 million comprised $510 million payable at closing, which was subject to customary adjustments for GES' levels of cash, indebtedness, net working capital and certain transaction expenses, and $25 million payable one year from the closing date. The net cash proceeds received at closing were approximately $410 million.

We have accounted for the GES business as a discontinued operation. All amounts and disclosures for all periods presented in this press release and supplemental earnings presentation reflect only the continuing operations unless otherwise noted.

Financial Highlights

	Year ended December 31,
(in millions, except per share data)	2024	2023	$ Change	% Change

Revenue	$366.5	$350.3	$16.2	4.6%
Net Income Attributable to Pursuit	$368.5	$16.0	$352.5	**
Income (Loss) from Continuing Operations	(57.1)	6.9	(64.0)	**
Income from Discontinued Operations	425.6	9.1	416.5	**
Adjusted Net Income*	3.7	14.2	(10.5)	(73.8%)
Diluted EPS Attributable to Pursuit	$12.84	$0.30	$12.54	**
Adjusted Diluted EPS*	(0.15)	0.23	(0.38)	**
Consolidated Adjusted EBITDA*	$77.1	$78.9	$(1.8)	(2.3%)
Legacy Pursuit Segment Adjusted EBITDA*	91.3	92.6	(1.3)	(1.4%)
Legacy Corporate Adjusted EBITDA*	(14.2)	(13.8)	(0.5)	(3.6%)

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure. Legacy Pursuit Segment Adjusted EBITDA represents Adjusted EBITDA of the former Pursuit segment of company as defined prior to the sale of GES.

** Change is greater than +/- 100 percent

In addition to the commentary below, further information regarding our financial results, trends, and outlook are available in a supplemental earnings presentation, which can be accessed on the "Investors" section of our website, and in the financial tables accompanying this press release.

Full Year Results

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Pursuit revenue of $366.5 million increased $16.2 million (4.6%) year-over-year primarily due to growth in attractions ticket revenue, partially offset by the temporary closures and lower visitation to Jasper National Park caused by a wildfire that damaged a portion of the Jasper townsite in the 2024 third quarter.
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Excluding our Jasper properties in the third and fourth quarters, Pursuit revenue increased $39.5 million (13.9%). All of our Jasper hotels were fully open by the end of 2024.
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Net income attributable to Pursuit of $368.5 million increased $352.5 million from the 2023 full year primarily due to the sale of the GES business.
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We realized a gain on the sale of GES of $421.9 million (pre-tax), which is included in income from discontinued operations along with GES’ operational results.
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Net loss from continuing operations attributable to Pursuit of $57.1 million included non-cash impairment charges of $47.6 million and restructuring charges of $3.2 million.
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Our adjusted net income* of $3.7 million declined $10.5 million year-over-year primarily due to higher interest and depreciation expenses. This adjusted net income excludes income from discontinued operations, impairment and restructuring charges, and other non-recurring expenses as detailed in the non-GAAP reconciliation tables that accompany this press release.
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Pursuit consolidated adjusted EBITDA* of $77.1 million, which includes $14.2 million of corporate costs, decreased $1.8 million year-over-year primarily due to an adjusted EBITDA decline of approximately $15 million from the impact of the Jasper wildfire on our Jasper properties, partially offset by underlying growth at other locations.

Fourth Quarter Results

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Pursuit revenue of $45.8 million increased $3.6 million (8.5%) year-over-year primarily due to growth in attractions ticket revenue, partially offset by temporary closures and lower visitation to Jasper National Park caused by the trailing impact from the 2024 third quarter Jasper wildfire.

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Excluding our Jasper properties, Pursuit revenue increased $4.9 million (15.3%).
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Net income attributable to Pursuit of $315.7 million increased $331.1 million from the 2023 fourth quarter primarily due to the sale of the GES business.
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Net loss from continuing operations attributable to Pursuit of $65.1 million included non-cash impairment charges of $41.5 million and restructuring charges of $3.2 million. The fourth quarter impairment charges included a $27.5 million asset write-down related to Flyover Las Vegas and a $14.0 million goodwill write-off related to the Flyover Collection.
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Adjusted net loss* of $21.8 million was essentially in line with the 2023 fourth quarter.
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Pursuit consolidated adjusted EBITDA* of negative $11.2 million improved by $0.9 million year-over-year primarily due to higher revenues.

Balance Sheet and Liquidity Highlights

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Cash and cash equivalents were $49.7 million as of December 31, 2024.
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Debt was $73.6 million, and our net leverage ratio was approximately zero at the end of the year.
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On December 31, 2024, we terminated and repaid in full all outstanding obligations under our 2021 Credit Facility, which included $318 million outstanding on the Term Loan B and $75 million outstanding on the revolving credit facility, using proceeds from the GES sale transaction. The repayment of the Term Loan B is expected to yield annual interest savings of approximately $30 million.
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Remaining debt as of December 31, 2024 comprises $58.6 million in financing lease obligations and $15.0 million of term debt at non-wholly owned entities.
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On December 31, 2024, we effected the mandatory conversion of our 135,000 shares of 5.5% Convertible Series A Preferred Stock into approximately 6.7 million shares of common stock, bringing the total number of common shares outstanding to approximately 28 million shares.
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The final quarterly dividend of approximately $2 million on the preferred stock was paid on December 31, 2024. No additional dividends will be payable on the preferred stock, which will yield annual cash savings of approximately $8 million.
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On January 3, 2025, we entered into a new credit agreement for a $200 million revolving credit facility.
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Our total liquidity, inclusive of the new undrawn $200 million revolver and our December 31, 2024 balance sheet cash, was $249.7 million.

Refresh, Build, Buy Growth Investments

In 2024, we completed three strategic tuck-in acquisitions for approximately $34 million, and we invested approximately $20 million in refresh and build growth capital expenditures. Significant growth investments completed in 2024 are below.

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The Flyover Chicago attraction opened in March 2024. The exhilarating, multi-sensory flight ride attraction has an ideal location on Navy Pier. The experience has received favorable reviews and recently secured the #3 spot in the Top 10 of USA Today's 10Best Readers' Choice Awards for Best New Attraction.
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The Sky Lagoon attraction in Iceland is an unforgettable oceanside geothermal lagoon that has surpassed our expectations and was expanded in August 2024 to capture the robust demand for the premium ritual experience. The improved guest experience and increased capacity are driving incremental revenue from growth in visitation and effective ticket prices.
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The Eddie's Cafe & Mercantile and Apgar Lookout Retreat, acquired in November 2024, and Montana House, acquired in December 2024, are both located on rare privately-owned land inside the west entrance of Glacier National Park along the renowned Going-to-the-Sun Road. The properties are adjacent to our existing Apgar Village operations, expanding our offering and unlocking future growth levers in an iconic location.
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The Jasper SkyTram attraction, including a renewable long-term lease with Parks Canada with nearly 30 years remaining, was acquired in December 2024. The experience provides visitors of all ages and abilities the chance to ascend 2,263 meters (8,081 feet) up Whistlers Mountain via tram while taking in spectacular 360-degree Jasper National Park views. We plan to transform the guest experience through meaningful future refresh investments.

In 2025, we expect to invest approximately $38 million to $43 million in growth capital expenditures, including:

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The transformation and repositioning of our Forest Park Hotel Woodland Wing in Jasper National Park, which is already underway. The large-scale refresh of this property, which operates alongside our recently built Forest Park Alpine Hotel, will dramatically improve the guest experience and create a compelling upscale offering. The project is occurring in three phases to continue certain operations during construction, and we anticipate completion in 2026.

2025 Outlook

For full year 2025, we expect Adjusted EBITDA of approximately $98 million to $108 million, representing substantial growth of approximately $21 million to $31 million relative to 2024.

Our guidance is below.

(in millions)	Full Year 2025 Guidance	Full Year 2024 Actual
Revenue	Up low-double digits vs. 2024	$366.5
Consolidated Adjusted EBITDA	$98 to $108	$77.1
Maintenance Capex	$29 - $34 (~7-8% of Revenue)	$30.4
Growth Capex	$38 to $43	$20.2
Total Capex	$70 - $75	$50.6

Our guidance is based on certain assumptions, including (1) recovery of Jasper leisure travel, (2) approximately $5 million to $7 million of Adjusted EBITDA from the three tuck-in acquisitions completed during the fourth quarter 2024, (3) strong organic growth from continued guest experience improvements, demand for authentic experiential travel in iconic places, and focus on revenue and cost management, and (4) an exchange rate of $0.69 between the Canadian Dollar and the U.S. Dollar for our operations in Canada, which presents a translation headwind of approximately $7 million to Adjusted EBITDA compared to 2024 exchange rates.

Conference Call Details

Management will host a conference call to review fourth quarter and full year 2024 results on Tuesday, March 11, 2025, at 5 p.m. (Eastern Time).

A live audio webcast of the call will be available in listen-only mode through the "Events & Presentations" section of our website, where we will also post our earnings press release and an earnings presentation prior to the call.

The live call can also be accessed by dialing (404) 975-4839 or (833) 470-1428 and entering the access code 328134. To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=9c907cb8&confId=77034. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.

A replay of the call will be available on our website shortly after the conference call and, for a limited time, by dialing (929) 458-6194 or (866) 813-9403 and entering the access code 131587.

Additionally, we posted a supplemental earnings presentation, containing our financial results, trends and outlook, on the "Investors" section of our website prior to the conference call. We will refer to this presentation during the call.

About Pursuit

Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) is an attractions and hospitality company that owns and operates a collection of inspiring and unforgettable experiences in iconic destinations in the United States, Canada, and Iceland. Pursuit’s elevated hospitality experiences include 15 world-class point-of-interest attractions and 28 distinctive lodges, along with integrated restaurants, retail and transportation that enable visitors to discover and connect with stunning national parks and renowned global travel locations.

For more information, visit pursuitcollection.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “can,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Such forward-looking statements include those that address activities, events or developments that Pursuit or its management believes or anticipates may occur in the future, including all statements regarding our expectations concerning the travel industry and the markets in which we operate; our expectations concerning our future financial performance, including our 2025 outlook; our growth plans and strategies, including with respect to investments and acquisitions; and other statements that are not historical fact. These forward-looking statements are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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general economic uncertainty in key global markets and a worsening of global economic conditions;
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seasonality of our businesses;
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the competitive nature of the industries in which we operate;
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travel industry disruptions;
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changes in consumer tastes and preferences for recreational activities;
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natural disasters, weather conditions, accidents, and other catastrophic events;
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accidents and adverse incidents at our hotels and attractions;
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sufficiency and cost of insurance coverage;
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the impact of financial covenants on our operational and financial flexibility;
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risks of new capital projects not being commercially successful;
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our ability to fund capital expenditures;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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failure to adapt to technological developments or industry trends
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we may not realize the full strategic, financial or operational benefits that are expected to result from the sale of the GES Business;

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conducting business globally;
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our exposure to currency exchange rate fluctuations;
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liabilities relating to prior and discontinued operations;
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the importance of key members to our business;
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labor shortages;
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our exposure to higher labor costs and work stoppages due to union-represented labor;
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our exposure to cybersecurity attacks and threats;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
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our exposure to litigation in the ordinary course of business;
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changes in federal, state, local or foreign tax laws;
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extensive environmental requirements;
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volatility in our stock price; and
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stock price and trading volumes affected by reports issued by securities industry analysts.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and our most recent Current Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as any future reports we file with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

Forward-Looking Non-GAAP Measures

The company has not quantitatively reconciled its guidance for adjusted EBITDA to its most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, transaction-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Availability of Information on Pursuit Website

Pursuit routinely uses its investor relations website (investors.pursuitcollection.com) to post presentations to investors and other important information, including information that may be material. Accordingly, Pursuit encourages investors and others interested in Pursuit to review the information it makes public on its investor relations website.

Contact

Investor Relations

Carrie Long or Michelle Porhola

(602) 207-2681

ir@pursuitcollection.com

Media Relations

Tanya Otis

totis@pursuitcollection.com

Scott Bisang or Nick Lamplough

Pursuit-CS@collectedstrategies.com

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - QUARTERLY RESULTS (UNAUDITED)

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change

Pursuit revenue	$45,799	$42,208	$3,591	8.5%	$366,488	$350,285	$16,203	4.6%

Cost of services and products	(69,995)	(60,891)	(9,104)	(15.0%)	(325,929)	(296,845)	(29,084)	-9.8%
Corporate activities (Note A)	(28)	(4,777)	4,749	99.4%	(20,167)	(18,655)	(1,512)	-8.1%
Restructuring (charges) recoveries (Note B)	(3,156)	10	(3,166)	**	(3,157)	(199)	(2,958)	**
Impairment charges (Note C)	(41,462)	-	(41,462)	**	(47,572)	-	(47,572)	**
Other expense, net	(43)	(338)	295	87.3%	(916)	(1,345)	429	31.9%
Net interest expense (Note D)	(3,862)	(1,249)	(2,613)	**	(14,182)	(5,963)	(8,219)	**
Income (loss) from continuing operations before income taxes	(72,747)	(25,037)	(47,710)	**	(45,435)	27,278	(72,713)	**
Income tax (expense) benefit (Note E)	5,300	993	4,307	**	(6,325)	(12,929)	6,604	51.1%
Income (loss) from continuing operations	(67,447)	(24,044)	(43,403)	**	(51,760)	14,349	(66,109)	**
Income from discontinued operations (Note F)	380,791	8,182	372,609	**	425,603	9,103	416,500	**
Net income (loss)	313,344	(15,862)	329,206	**	373,843	23,452	350,391	**
Net (income) loss attributable to noncontrolling interest	1,505	385	1,120	**	(6,557)	(7,836)	1,279	16.3%
Net loss attributable to redeemable noncontrolling interest	886	131	755	**	1,258	401	857	**
Net income (loss) attributable to Pursuit	$315,735	$(15,346)	$331,081	**	$368,544	$16,017	$352,527	**

Amounts Attributable to Pursuit:
Income (loss) from continuing operations	$(65,056)	$(23,528)	$(41,528)	**	$(57,059)	$6,914	$(63,973)	**
Income from discontinued operations (Note F)	380,791	8,182	372,609	**	425,603	9,103	416,500	**
Net income (loss)	$315,735	$(15,346)	$331,081	**	$368,544	$16,017	$352,527	**

Income per common share attributable to Pursuit (Note G):
Basic income (loss) per common share	$10.81	$(0.83)	$11.64	**	$12.84	$0.30	$12.54	**
Diluted income (loss) per common share	$10.81	$(0.83)	$11.64	**	$12.84	$0.30	$12.54	**

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	22,356	20,942	1,414	6.8%	21,419	20,855	564	2.7%
Additional dilutive shares related to share-based compensation	-	-	-	**	-	-	-	**
Diluted weighted-average outstanding common shares	22,356	20,942	1,414	6.8%	21,419	20,855	564	2.7%

Components of Consolidated Adjusted EBITDA*:
Legacy Pursuit Segment Adjusted EBITDA	$(7,528)	$(8,332)	$804	9.6%	$91,315	$92,623	$(1,308)	-1.4%
Legacy Corporate Adjusted EBITDA	(3,647)	(3,717)	70	1.9%	(14,249)	(13,754)	(495)	-3.6%
Consolidated Adjusted EBITDA	$(11,175)	$(12,049)	$874	7.3%	$77,066	$78,869	$(1,803)	-2.3%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE ONE - NOTES TO QUARTERLY AND FULL YEAR RESULTS (UNAUDITED)

(A) Corporate activities - The decrease in corporate activities expense in the 2024 fourth quarter relative to the 2023 fourth quarter is due to the reclassification of approximately $6.1 million of GES transaction-related expenses that were incurred during the first nine months of 2024 to discontinued operations. Additionally, in connection with the discontinued operations reporting of GES, corporate activities expense presented herein includes certain expenses that were previously allocated to GES that did not qualify for discontinued operations accounting treatment. Accordingly, corporate activities expense presented in this press release varies from amounts historically reported.

(B) Restructuring (charges) recoveries - Restructuring charges recorded during the fourth quarter and full year 2024 were primarily due to the transition of certain key positions as a result of the sale of the GES business.

(C) Impairment charges - As a result of our most recent long-lived assets and goodwill impairment analysis performed as of October 31, 2024, we determined that the carrying value of certain assets at our Las Vegas Flyover attraction asset group was in excess of fair value, and we recorded a non-cash asset impairment charge of $27.5 million and a non-cash goodwill impairment charge of $14.0 million related to the Flyover Collection. On July 2, 2019, we executed a facility lease with the intent of building a new Flyover attraction, Flyover Canada Toronto. Effective August 6, 2024, this facility lease was terminated. During the year ended December 31, 2024, we recorded an asset impairment charge of $5.5 million related to site-specific engineering plans developed for this attraction. Additionally, during July 2024, a wildfire entered Jasper National Park and Pursuit’s Wilderness Kitchen was lost to the wildfire. During the year ended December 31, 2024, we recorded an impairment charge of $0.6 million against intangible assets (trademark and favorable lease) related to this loss.

(D) Net interest expense - In connection with the sale of the GES business, we terminated and repaid in full all outstanding obligations (approximately $393 million) due under our previous 2021 Credit Facility and all related liens and security interests were terminated, discharged and released. The increases in interest expense from the prior periods are primarily due to higher revolving credit balances, the write-off of debt issuance costs related to the $170 million revolving credit facility, and lower capitalized interest.

(E) Income tax (expense) benefit – The effective tax rate was 7.3% for the three months ended December 31, 2024, 4.0% for the three months ended December 31, 2023, negative 13.9% for the year ended December 31, 2024, and 47.4% for year ended December 31, 2023. The effective tax rates differed from the 21% federal rate as we do not recognize a tax benefit primarily on losses in the United States where we have a valuation allowance.

(F) Income from discontinued operations - On December 31, 2024, we completed the sale of the GES business. The operating results of the GES business have been included within discontinued operations for all periods presented. The increases in income from discontinued operations from the prior periods were primarily due to the gain on sale of $421.9 million realized in the 2024 fourth quarter.

(G) Income (loss) per common share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended December 31,				Year ended December 31,
(in thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change

Net income (loss) attributable to Pursuit	$315,735	$(15,346)	$331,081	**	$368,544	$16,017	$352,527	**
Convertible preferred stock dividends	(1,951)	(1,951)	-	0.0%	(7,801)	(7,801)	-	0.0%
Undistributed income (loss) attributable to Pursuit	313,784	(17,297)	331,081	**	360,743	8,216	352,527	**
Less: Allocation to participating securities	(72,141)	-	(72,141)	**	(85,703)	(1,993)	(83,710)	**
Net income (loss) allocated to Pursuit common shareholders (basic)	$241,643	$(17,297)	$258,940	**	$275,040	$6,223	$268,817	**
Add: Allocation to participating securities	-	-	-	**	-	-	-	**
Net income (loss) allocated to Pursuit common shareholders (diluted)	$241,643	$(17,297)	$258,940	**	$275,040	$6,223	$268,817	**

Basic weighted-average outstanding common shares	22,356	20,942	1,414	6.8%	21,419	20,855	564	2.7%
Additional dilutive shares related to share-based compensation	-	-	-	**	-	-	-	**
Diluted weighted-average outstanding common shares	22,356	20,942	1,414	6.8%	21,419	20,855	564	2.7%

** Change is greater than +/- 100 percent

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES (UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Adjusted Net Income (Loss)" and "Adjusted EBITDA", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Pursuit’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP. The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Pursuit, because they do not consider a variety of items affecting Pursuit’s consolidated financial performance as reconciled below. Because these non-GAAP measures do not consider all items affecting Pursuit’s consolidated financial performance, a user of Pursuit’s financial information should consider net income attributable to Pursuit as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Adjusted Net Income (Loss) is considered useful operating metrics, in addition to net income attributable to Pursuit, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Pursuit’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Pursuit’s results of operations for trending, analyzing and benchmarking the performance and value of Pursuit’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended December 31,				Year ended December 31,
(in thousands, except per share data)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Adjusted net income (loss):
Net income (loss) attributable to Pursuit	$315,735	$(15,346)	$331,081	**	$368,544	$16,017	$352,527	**
Income from discontinued operations attributable to Pursuit	(380,791)	(8,182)	(372,609)	**	(425,603)	(9,103)	(416,500)	**
Income (loss) from continuing operations attributable to Pursuit	(65,056)	(23,528)	(41,528)	**	(57,059)	6,914	(63,973)	**
Restructuring charges (recoveries), pre-tax	3,156	(10)	3,166	**	3,157	199	2,958	**
Impairment charges, pre-tax	41,462	-	41,462	**	47,572	-	47,572	**
Transaction-related costs and other non-recurring expenses, pre-tax (Note A)	2,773	1,994	779	39.1%	14,467	7,852	6,615	84.2%
Remeasurement of finance lease obligation attributable to Pursuit, pre-tax (Note B)	1,167	(523)	1,690	**	876	(1,697)	2,573	**
Tax expense (benefit) on above items	(3,913)	46	(3,959)	**	(4,035)	138	(4,173)	**
Portion of above amounts attributable to non-controlling interests	(1,394)	256	(1,650)	**	(1,251)	832	(2,083)	**
Adjusted net income (loss)	$(21,805)	$(21,765)	$(40)	(0.2%)	$3,727	$14,238	$(10,511)	-73.8%

Adjusted diluted EPS:
Adjusted net income (as reconciled above)	$(21,805)	$(21,765)	$(40)	(0.2%)	$3,727	$14,238	$(10,511)	-73.8%
Convertible preferred stock dividends	(1,951)	(1,951)	-	0.0%	(7,801)	(7,801)	-	0.0%
Undistributed adjusted net income attributable to Pursuit	(23,756)	(23,716)	(40)	(0.2%)	(4,074)	6,437	(10,511)	**
Less: Allocation to participating securities (Note C)	5,462	-	5,462	**	968	(1,547)	2,515	**
Diluted adjusted net income allocated to Pursuit common shareholders	$(18,294)	$(23,716)	$5,422	22.9%	$(3,106)	$4,890	$(7,996)	**
Diluted weighted-average outstanding common shares	22,356	20,942	1,414	6.8%	21,419	21,097	322	1.5%
Adjusted diluted EPS	$(0.82)	$(1.13)	$0.31	27.4%	$(0.15)	$0.23	$(0.38)	**

** Change is greater than +/- 100 percent

(A) Transaction-related costs and other non-recurring expenses include:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
Acquisition integration costs - Pursuit[1]	$(2)	$-	$-	$30
Transaction-related costs - Pursuit[1]	740	158	870	342
Transaction-related costs - Corporate[2]	(4,708)	26	2,005	43
Attraction start-up costs[1,3]	99	814	2,266	2,723
SG&A costs previously allocated to GES[4]	1,049	992	3,576	4,615
Other non-recurring expenses[5]	3,966	4	4,121	99
Write-off of debt issuance costs related to revolving credit facility	1,629	-	1,629	-
Transaction-related and other non-recurring expenses, pre-tax	$2,773	$1,994	$14,467	$7,852

1 Included in cost of services.

2 Included in corporate activities

3 Includes costs primarily related to the development of Pursuit's new Flyover attraction in Chicago and trailing costs related to the Flyover Toronto lease exit.

4 Represents net expenses previously allocated to/from GES. In connection with the discontinued operations accounting treatment for GES, the allocation of these costs was reversed resulting in an increase to corporate activities expense as compared to our prior reporting.

5 Includes a charitable pledge to support Jasper's recovery and certain non-recoverable wildfire-related costs in 2024, non-capitalizable fees and expenses related to Pursuit’s shelf registration in 2024 and Pursuit’s credit facility refinancing efforts in 2023.

(B) Remeasurement of finance lease obligation attributable to Pursuit represents the non-cash foreign exchange loss/(gain) included within cost of services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Pursuit’s 51% interest in Sky Lagoon.

(C) Preferred stock and unvested share-based payment awards that contain nonforfeitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating adjusted net income (loss) per common share unless the effect of such inclusion is anti-dilutive to total undistributed income attributable to Pursuit. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
Weighted-average outstanding common shares	22,356	20,942	21,419	21,097
Effect of participating convertible preferred shares (if applicable)	6,674	-	6,674	6,674
Effect of participating non-vested shares (if applicable)	-	-	-	2
Weighted-average shares including effect of participating interests (if applicable)	29,030	20,942	28,093	27,773

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands)	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Pursuit Consolidated:
Pursuit revenue	$45,799	$42,208	$3,591	8.5%	$366,488	$350,285	$16,203	4.6%

Net income (loss) attributable to Pursuit	$315,735	$(15,346)	$331,081	**	$368,544	$16,017	$352,527	**
Net income (loss) attributable to noncontrolling interest	(1,505)	(385)	(1,120)	**	6,557	7,836	(1,279)	-16.3%
Net loss attributable to redeemable noncontrolling interest	(886)	(131)	(755)	**	(1,258)	(401)	(857)	**
Income from discontinued operations	(380,791)	(8,182)	(372,609)	**	(425,603)	(9,103)	(416,500)	**
Net interest expense	3,862	1,249	2,613	**	14,182	5,963	8,219	**
Income tax expense (benefit)	(5,300)	(993)	(4,307)	**	6,325	12,929	(6,604)	-51.1%
Depreciation and amortization	10,738	9,940	798	8.0%	42,960	37,929	5,031	13.3%
Restructuring charges (recoveries)	3,156	(10)	3,166	**	3,157	199	2,958	**
Impairment charges	41,462	-	41,462	**	47,572	-	47,572	**
Other expense, net	43	338	(295)	(87.3%)	916	1,345	(429)	-31.9%
Start-up costs (A)	99	814	(715)	(87.8%)	2,266	2,723	(457)	-16.8%
Transaction-related costs	(3,968)	184	(4,152)	**	2,875	385	2,490	**
Integration costs	(2)	-	(2)	**	-	30	(30)	-100.0%
SG&A costs previously allocated to GES (B)	1,049	992	57	5.7%	3,576	4,615	(1,039)	-22.5%
Other non-recurring expenses (C)	3,966	4	3,962	**	4,121	99	4,022	**
Remeasurement of finance lease obligation (D)	1,167	(523)	1,690	**	876	(1,697)	2,573	**
Consolidated Adjusted EBITDA	$(11,175)	$(12,049)	$874	7.3%	$77,066	$78,869	$(1,803)	-2.3%
Adjusted EBITDA attributable to noncontrolling interest	(1,592)	(1,131)	(461)	(40.8%)	(16,154)	(15,903)	(251)	-1.6%
Consolidated Adjusted EBITDA attributable to Pursuit	$(12,767)	$(13,180)	$413	3.1%	$60,912	$62,966	$(2,054)	-3.3%
Consolidated Adjusted EBITDA Margin	(24.4%)	(28.5%)		4.1%	21.0%	22.5%		-1.5%

Components of Consolidated Adjusted EBITDA:
Legacy Pursuit Segment Adjusted EBITDA	$(7,528)	$(8,332)	$804	9.6%	$91,315	$92,623	$(1,308)	-1.4%
Legacy Corporate Adjusted EBITDA	(3,647)	(3,717)	70	1.9%	(14,249)	(13,754)	(495)	-3.6%
Consolidated Adjusted EBITDA	$(11,175)	$(12,049)	$874	7.3%	$77,066	$78,869	$(1,803)	-2.3%

Legacy Pursuit Segment Adjusted EBITDA:
Revenue	$45,799	$42,208	$3,591	8.5%	$366,488	$350,285	$16,203	4.6%
Cost of services and products	(70,001)	(60,901)	(9,100)	(14.9%)	(325,980)	(296,904)	(29,076)	-9.8%
Depreciation	9,631	8,816	815	9.2%	38,263	32,937	5,326	16.2%
Amortization	1,056	1,096	(40)	(3.6%)	4,549	4,907	(358)	-7.3%
Start-up costs (A)	99	814	(715)	(87.8%)	2,266	2,723	(457)	-16.8%
Transaction-related costs	740	158	582	**	870	342	528	**
Integration costs	(2)	-	(2)	**	-	30	(30)	-100.0%
Other non-recurring expenses (C)	3,983	-	3,983	**	3,983	-	3,983	**
Remeasurement of finance lease obligation (D)	1,167	(523)	1,690	**	876	(1,697)	2,573	**
Legacy Pursuit Segment Adjusted EBITDA	$(7,528)	$(8,332)	$804	9.6%	$91,315	$92,623	$(1,308)	-1.4%
Adjusted EBITDA attributable to noncontrolling interest	(1,592)	(1,131)	(461)	(40.8%)	(16,154)	(15,903)	(251)	-1.6%
Adjusted EBITDA attributable to Pursuit	$(9,120)	$(9,463)	$343	3.6%	$75,161	$76,720	$(1,559)	-2.0%
Legacy Pursuit Segment Adjusted EBITDA Margin	(16.4%)	(19.7%)		3.3%	24.9%	26.4%		-1.5%

Legacy Corporate Adjusted EBITDA:
Corporate activities	(28)	(4,777)	4,749	99.4%	(20,167)	(18,655)	(1,512)	-8.1%
Cost of services and products (corporate eliminations)	6	10	(4)	-40.0%	51	59	(8)	-13.6%
Depreciation	51	28	23	82.1%	148	85	63	74.1%
Transaction-related costs	(4,708)	26	(4,734)	**	2,005	43	1,962	**
SG&A costs previously allocated to GES (B)	1,049	992	57	5.7%	3,576	4,615	(1,039)	-22.5%
Other non-recurring expenses (C)	(17)	4	(21)	**	138	99	39	39.4%
Legacy Corporate Adjusted EBITDA	$(3,647)	$(3,717)	$70	1.9%	$(14,249)	$(13,754)	$(495)	-3.6%

** Change is greater than +/- 100 percent

Note: Legacy Pursuit Segment Adjusted EBITDA represents Adjusted EBITDA of the former Pursuit segment of the company as defined prior to the sale of GES. Legacy Corporate Adjusted EBITDA represents Adjusted EBITDA of the former Corporate activities of the company as defined prior to the sale of GES.

(A) Includes costs primarily related to the development of Pursuit's new Flyover attraction in Chicago and trailing costs related to the Flyover Toronto lease exit.

(B) Represents net expenses previously allocated to/from GES. In connection with the discontinued operations accounting treatment for GES, the allocation of these costs was reversed resulting in an increase to corporate activities expense as compared to our prior reporting.

(C) Includes a charitable pledge to support Jasper's recovery and certain non-recoverable wildfire-related costs in 2024, non-capitalizable fees and expenses related to Pursuit’s shelf registration in 2024 and Pursuit’s credit facility refinancing efforts in 2023.

(D) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within cost of services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

PURSUIT ATTRACTIONS AND HOSPITALITY, INC. ("PURSUIT")

TABLE TWO - NON-GAAP FINANCIAL MEASURES CONTINUED (UNAUDITED)

	2024
($ in thousands)	Q1	Q2	Q3	Q4	FY
Pursuit Consolidated:
Pursuit revenue	$37,231	$101,201	$182,257	$45,799	$366,488

Net income (loss) attributable to Pursuit	$(25,117)	$29,311	$48,615	$315,735	$368,544
Net income (loss) attributable to noncontrolling interest	(923)	1,807	7,178	(1,505)	6,557
Net income (loss) attributable to redeemable noncontrolling interest	(203)	(240)	71	(886)	(1,258)
Income from discontinued operations	(4,475)	(31,286)	(9,051)	(380,791)	(425,603)
Net interest expense	2,922	3,937	3,461	3,862	14,182
Income tax expense (benefit)	(1,654)	2,772	10,507	(5,300)	6,325
Depreciation and amortization	9,763	11,182	11,277	10,738	42,960
Restructuring charges	-	1	-	3,156	3,157
Impairment charges	-	-	6,110	41,462	47,572
Other expense, net	310	308	255	43	916
Start-up costs (A)	1,940	20	207	99	2,266
Transaction-related costs	862	1,599	4,382	(3,968)	2,875
Integration costs	-	-	2	(2)	-
SG&A costs previously allocated to GES (B)	892	622	1,013	1,049	3,576
Other non-recurring expenses (C)	75	63	17	3,966	4,121
Remeasurement of finance lease obligation (D)	1,004	(182)	(1,113)	1,167	876
Consolidated Adjusted EBITDA	$(14,604)	$19,914	$82,931	$(11,175)	$77,066
Consolidated Adjusted EBITDA Margin	(39.2%)	19.7%	45.5%	(24.4%)	21.0%

	2023
	Q1	Q2	Q3	Q4	FY
Pursuit Consolidated:
Pursuit revenue	$32,663	$88,474	$186,940	$42,208	$350,285

Net income (loss) attributable to Pursuit	$(20,869)	$10,961	$41,271	$(15,346)	$16,017
Net income (loss) attributable to noncontrolling interest	(398)	903	7,716	(385)	7,836
Net income (loss) attributable to redeemable noncontrolling interest	(123)	(286)	139	(131)	(401)
(Income) loss from discontinued operations	(2,294)	(11,317)	12,690	(8,182)	(9,103)
Net interest expense	1,471	1,663	1,580	1,249	5,963
Income tax expense (benefit)	(1,486)	2,793	12,615	(993)	12,929
Depreciation and amortization	9,315	9,592	9,082	9,940	37,929
Restructuring charges (recoveries)	7	2	200	(10)	199
Other expense, net	357	267	383	338	1,345
Start-up costs (A)	692	417	800	814	2,723
Transaction-related costs	29	48	124	184	385
Integration costs	30	-	-	-	30
SG&A costs previously allocated to GES (B)	1,074	1,330	1,219	992	4,615
Other non-recurring expenses (C)	95	-	-	4	99
Remeasurement of finance lease obligation (D)	(1,252)	(361)	439	(523)	(1,697)
Consolidated Adjusted EBITDA	$(13,352)	$16,012	$88,258	$(12,049)	$78,869
Consolidated Adjusted EBITDA Margin	(40.9%)	18.1%	47.2%	(28.5%)	22.5%

(A) Includes costs primarily related to the development of Pursuit's new Flyover attraction in Chicago and trailing costs related to the Flyover Toronto lease exit.

(B) Represents net expenses previously allocated to/from GES. In connection with the discontinued operations accounting treatment for GES, the allocation of these costs was reversed resulting in an increase to corporate activities expense as compared to our prior reporting.

(C) Includes a charitable pledge to support Jasper's recovery and certain non-recoverable wildfire-related costs in 2024, non-capitalizable fees and expenses related to Pursuit’s shelf registration in 2024 and Pursuit’s credit facility refinancing efforts in 2023.

(D) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within cost of services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.